SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PLUSH MALL, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


           Nevada                       3942                     20-4119257
----------------------------  -------------------------      -----------------
(State or Other Jurisdiction      (Primary Standard            (IRS Employer
       of Organization        Industrial Classification      Identification #)
                                      Code)


            PLUSH MALL, INC.                           NEVADA STATE
   2764 Lake Sahara Drive, Suite 111              CORPORATE NETWORK INC.
          Las Vegas, NV 89117                2764 Lake Sahara Drive, Suite 111
             (702) 938-3656                         Las Vegas, NV 89117
                                                       (702) 838-8599
 (Address and telephone of registrant's   (Name, address and telephone number of
           executive office)                        agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 3 OF THIS PROSPECTUS.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE
                                   -------------------------------

         Securities to be           Amount To Be  Offering Price      Aggregate      Registration
            Registered               Registered    Per Share[1]   Offering Price[2]     Fee[3]
         ----------------           ------------  --------------  -----------------  ------------
Common Stock by Selling Security      3,200,000    $   0.05         $  160,000      $   17.20
Shareholders

[1] The offering price has been arbitrarily determined and bears no relationship to Plush Mall, Inc.'s assets, earnings, or any other criteria of valuation. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Plush Mall, Inc. will not receive any of the proceeds from the sale of common stock by the selling security shareholders. [3] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (c) of the Securities Act of 1933. All of the securities are being offered by existing security holders. If the security holders offer any securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                                PLUSH MALL, INC.

                             SHARES OF COMMON STOCK
     3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SECURITY HOLDERS

     Prior to this offering, there has been no public trading market for the common stock of Plush Mall, Inc. ("Plush Mall"). Plush Mall's common stock is not presently traded on any market or securities exchange. Plush Mall is registering 3,200,000 shares of common stock on behalf of certain selling shareholders, as named under "Selling Security Holders" within this Registration Statement. The selling security holders are selling all of the shares. The offering price for the shares will be $0.05 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

     The selling securities holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Plush Mall does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

     The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The offering will conclude when all of the 3,200,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Plush Mall at its discretion may extend the offering for an additional 90 days.

     The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 3.


Prior to this offering, there has been no public trading market for the common stock. Plush Mall's common stock is presently not traded on any market or securities exchange.


                     PLEASE READ THIS PROSPECTUS CAREFULLY.


The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                      -i-





                                TABLE OF CONTENTS
                                                                        Page No.
Part I
Summary of our Prospectus                                                   1
The Offering                                                                2
Summary of Financial Information                                            3
Risk Factors                                                                3
Forward Looking Statements                                                 13
Available Information                                                      14
Use of Proceeds                                                            14
Determination of the Offering Price                                        14
Selling Security Holders                                                   14
Plan of Distribution; Terms of the Offering                                15
Legal Proceedings                                                          18
Management                                                                 18
Executive Compensation                                                     19
Principal Stockholders                                                     20
Description of Securities                                                  21
Description of Business                                                    23
Management's Discussion and Analysis of our Financial Condition and        25
    the Results of our Operations
Description of Property                                                    27
Certain Transactions                                                       27
Litigation                                                                 28
Experts                                                                    28
Financial Statements                                                       28
Part II: Information not Required in this Prospectus Statements            28
Exhibits                                                                   30
Undertakings                                                               32
Signatures                                                                 33




                      DEALER PROSPECTUS DELIVERY OBLIGATION


"Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                            SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Plush Mall, Inc.

Plush Mall, Inc. ("Plush Mall", "the company", "we", "us") was incorporated in the State of Nevada as a for-profit company on July 9, 2004 and to enter the plush toy gift-ware sales business. Our principal business activities will include creating and maintaining an online store at our website where customers can preview and purchase our plush toy products and giftware services. Our principal products will be plush toys and stuffed animals that we source through manufacturers in the Peoples Republic of China ("PRC," "China"). Our target market is comprised of young families and adults under 45 years of age, who typically purchase holiday gifts several times a year.


Global sales of stuffed plush toys totaled approximately $1.54 billion in 2004, up from $1.51 billion in 2003. Plush Mall plans on entering the gift-ware segment of this global market with a unique "holiday centric" e-commerce marketing strategy, taking advantage of the holiday gift market in North America. Our website will allow consumers to package, purchase, gift-wrap and arrange for the delivery of their selections of plush toys (and other related products that we may choose to add over time). We will design packages - including baskets, toy boxes, and brightly colored plastic pails - for specific holiday seasons. We will offer packages in various sizes and at various prices. The products will be aggregated in small, medium and large packages and the selected gift package will stipulate the allowable mix.


As we generate revenues, we intend to further develop our website and expand our line of products. Significant portions of revenues will be re-invested in marketing our online store. If we generate significant traffic at our website, we may choose to incorporate banner advertising programs to create a secondary revenue stream.

Our business office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, NV 89117. Our telephone number is (702) 938-3656 and fax is (702) 838-5130. Our United States and registered statutory office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, NV 89117, telephone number is (702) 838-8599, and the fax number is (702) 838-5130. Our fiscal year end is February 28th.

As of August 31, 2006, the end of the most recent fiscal quarter, Plush Mall had raised $23,000 through the sale of its common stock. There is presently $9,602 of cash on hand in the corporate bank account. The company currently has liabilities of $3,499, represented by expenses accrued during its start-up to date. In addition, the company anticipates it will incur costs associated with this offering totaling approximately $4,867. As of the date of this prospectus, we have not yet generated or realized any revenues from business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the offering by the Selling Security Holders

Certain selling security holders, as named under "Selling Security Holders" within this Registration Statement, may endeavor to sell their shares of common stock after this registration becomes effective. The percentage of total outstanding common stock being offered by these selling shareholders is approximately 31.3%. The price at which the selling security holders offer their shares is a fixed price of $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Plush Mall will not receive any proceeds from the sale of the common stock by the selling security holders.

================================== =============================================
Securities  being Offered by       Up  to  3,200,000  common  shares  are  being
Selling Security Holders, Common   offered by the selling security holders.
Stock, par value $0.001
================================== =============================================
Offering  Price Per Share by       $0.05  per  share,  if and when  the  selling
Selling Security Holders           security holders decide to sell their shares.
================================== =============================================
Number of Shares  Outstanding      10,200,000 common shares are currently issued
Before  the  Offering  of          and outstanding.  3,200,000 of the issued and
Common Shares                      outstanding  shares are to be sold under this
security holders.                  prospectus by the existing
================================== =============================================
Number of Shares Outstanding       10,200,000 common shares.
After the Offering
================================== =============================================
Minimum Number of Shares           None
to beSold in this Offering
================================== =============================================
Use of Proceeds                    Plush Mall will not receive any proceeds from
                                   the sale of the common  stock by the  selling
                                   security   holders.   The  expenses  of  this
                                   offering,  including the  preparation of this
                                   prospectus    and   the    filing   of   this
                                   registration statement, estimated at $4,867 are being paid for by Plush Mall.

================================== =============================================
Market for the Common Stock        There  is no  public  market  for the  common
                                   shares. The price per share will remain $0.05 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin
                                   Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC
                                   Bulletin Board or an exchange.

                                   Plush  Mall  may  not be  able  to  meet  the
                                   requirement for a public listing or quotation
                                   of its Common Stock.  Further,  even if Plush
                                   Mall's  common  stock is  quoted  or  granted
                                   listing,  a market for the common  shares may
                                   not develop. If a market develops,  the price
                                   of  the  shares  in  the  market  may  not be
                                   greater  than or equal to the price per share
                                   that investors in this offering pay; in fact,
                                   the price of our  shares in any  market  that
                                   may develop could be significantly lower.
================================== =============================================
Terms of the Offering              The selling  security  holders will determine
                                   when and how they will sell the common  stock
                                   offered in this prospectus.
================================== =============================================
Termination  of                    The offering  will  conclude  when all of the
the Offering                       3,200,000  shares of common  stock  have been
                                   sold,  or 90  days  after  this  registration
                                   statement    becomes   effective   with   the
                                   Securities  and  Exchange  Commission.  Plush
                                   Mall  at  its   discretion   may  extend  the
                                   offering for an additional 90 days.
================================== =============================================

You should rely only upon the information contained in this prospectus. Plush Mall has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.


==================================  ======================================
           Balance Sheet                    As of August 31, 2006
==================================  ======================================
Total Assets                                       $10,802
==================================  ======================================
Total Liabilities                                  $ 3,499
==================================  ======================================
Shareholder's Equity                               $ 7,303
==================================  ======================================

          Operating Data               July 9, 2004 (inception) through
                                               August 31, 2006
==================================  ======================================
Revenue                                               $0
==================================  ======================================
Net Loss                                           $12,598
==================================  ======================================
Net Loss Per Share                                    $0
==================================  ======================================

As shown in the financial statements accompanying this prospectus, Plush Mall has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in technology, customer demands and industry standards associated with the Internet marketplace (e-commerce) may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

Plush Mall considers the following to be the most substantial risks to an investor regarding this offering. Plush Mall should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor's Going Concern
-----------------------

THERE IS SUBSTANTIAL DOUBT ABOUT PLUSH MALL'S ABILITY TO CONTINUE AS A GOING CONCERN.


Our auditor's report on our August 31, 2006 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "August 31, 2006 Audited Financial Statements - Auditors Report."


As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be difficult for the company to attract investors.

Risks Related to Our Financial Condition
----------------------------------------

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.


The company anticipates increases in its operating expenses without realizing any revenues from its services. Within the next 12 months, these increases in expenses will include the costs of (i) sourcing plush products from manufacturers in China, (estimated to cost $10,000) (ii) developing our web site and online transaction software (estimated to cost $10,000), (ii) initiating the company's sales and marketing capabilities, (iii) hiring staff and (iv) other general corporate and working capital expenses.


Identifying Chinese plush toy manufacturers, sourcing and transporting our plush products from the PRC and initiating our sales and marketing program will incur significant losses into the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our online transaction services will compete successfully with established giftware houses for customers, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are adequate for corporate existence over the next twelve months. Plush Mall's cash balance, as of August 31, 2006, is $9,602. We will require additional financing in order to implement our business plans and business strategy. The company is currently spending approximately $1,400 per month.

We require significant capital over the next twelve months, to source our plush products from the PRC and to finance our sales and marketing initiatives. We will require additional funds to establish our website, order product samples, build an inventory of plush toys and solicit product orders from prospective customers throughout North America. If we are not successful in earning revenues once we have established our initial e-commerce services and commenced business operations, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to source attractive products at a competitive price and to attract purchasers of its plush products from the customer base of established giftware houses. These factors may have an effect on the timing, amount, terms, or conditions of additional financing, and make such additional financing unavailable to us. See "Description of Business."

There is no guarantee that we will obtain access to capital markets in the future, or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available to us on acceptable terms. Our inability to gain access to capital markets, or obtain acceptable financing, could have a material adverse effect upon the results of our operations and upon our financial condition.

Risk Factors Relating to Our Offering.
--------------------------------------

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor, and/or investment advisor.

INVESTORS WILL PAY MORE FOR PLUSH MALL'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The arbitrary offering price of $0.05 per common share as determined herein, is substantially higher than the net tangible book value per share of Plush Mall's common stock. Plush Mall's assets do not substantiate a share price of $0.05 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE PLUSH MALL HAS 75,000,000 AUTHORIZED SHARES, OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 10,200,000 are currently issued and outstanding. The company's management could, without the consent of our existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.

PRESENTLY, NO PUBLIC MARKET EXISTS FOR THE COMPANY'S SHARES. AS WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

There is presently no established public market for the company's shares. We may be unable to establish or maintain a public market for the company's stock. As a result, the offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Additionally, because the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MADE TRADE UNDER $5.00 PER SHARE AND THEY WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

IN THE EVENT THAT THE COMPANY IS DISOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event that the company is dissolved, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors are satisfied. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of our plush toy products or giftware services.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS, WHICH MAY LOWER THE EXPECTED RETURNS FOR INVESTORS.

The company does not anticipate paying dividends on its common stock in the foreseeable future, but rather plans to retain our earnings, if any, for the operation and expansion of our business.

WE  CANNOT  PROVIDE  ANY  GUIDANCE  AS  TO  THE  FEDERAL  TAX   IMPLICATIONS  OR
CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this offering. Consequently, the purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

Risk Factors Relating to our Company.
-------------------------------------

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Plush Mall is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on July 9, 2004 and to date have been involved primarily in organizational activities and market research and have transacted no business operations. Thus, there is no internal or industry-based historical financial data, for any significant period of time, upon which to estimate the company's planned operating expenses. The company's anticipated expenses are based, in part, on its expectations as to future revenues and are relatively fixed, at least in the short term. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfalls. Accordingly, any significant shortfall in relation to our expectations would have an immediate adverse impact upon our business, financial condition, and the results of our operations.

Our prospects must be considered keeping in mind the risks, expenses and difficulties encountered by development stage companies generally and by new e-commerce businesses specifically. Unanticipated technical, financial or operational problems may occur, delaying the implementation of our business model and undercutting our best efforts to successfully commercialize our plush toy products. Due to the foregoing risk factors, we may be unable to achieve profitable operations.

IF WE DO NOT GENERATE ENOUGH SALES, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THE ENTIRE VALUE OF THEIR INVESTMENT.

We have not yet begun the initial stages of product sourcing overseas. Therefore, we lack the means to evaluate whether we will be able to operate our sales business successfully. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with sourcing of our plush products. As detailed in the above risk factors, we will incur these loses before the company can enter the plush toys and giftware sales business.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE EITHER IN THE PLUSH TOYS SALES INDUSTRY OR IN OPERATING AN E-COMMERCE BUSINESS. WE MAY BE UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.


Our management has no direct experience in the sales and marketing of plush toys and has not operated a web-based business before. As a result, our management may not be fully aware of many of the specific requirements on operating a web-based giftware house. Management's decisions and choices may not account for the purchasing or sales strategies which are commonly deployed in the plush toy or giftware sales industry, or in operating an e-commerce business. Our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent upon the efforts and abilities of Mr. Reicher, our sole officer, director and manager. The loss of our sole officer and director, or of other key personnel in the future, could have a material adverse effect on our business and its prospects. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, replacement personnel, if any, may not enable the company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF HIS TIME TO THE COMPANY. AS A RESULT, PERIODIC INTERUPTIONS IN OUR OPERATIONS COULD CAUSE OUR BUSINESS TO FAIL.

Mr. Reicher, our sole officer and director, has other outside business activities and is currently devoting approximately 3-5 hours per week to our operations. However, our operations may be sporadic and occur at times which are not convenient to Mr. Reicher, which may result in periodic interruptions or suspensions of our business plan.

Mr. Reicher believes that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the company's business. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may be unable to devote sufficient time to the management of the company's business, which could result in periodic interruptions in the implementation of the company's plans. Such delays could have a significant negative effect on the success of our business.

SINCE OUR SOLE OFFICER AND DIRECTOR OWNS 68% OF PLUSH MALL'S OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director currently owns 68% of Plush Mall's outstanding shares. As a result, he will be able to choose all of the directors of the company and control our direction. Our sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

THERE IS A LIMITATION ON THE LIABILITY OF OUR SOLE OFFICER AND DIRECTOR. YOU MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

Our Articles of Incorporation include a provision eliminating or limiting the personal liability of our sole officer and director for damages for breach of fiduciary duty as a director or officer. Accordingly, our sole officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or an intentional violation of the law, or results in unlawful distributions to the shareholders.

AS THE INTERNET WILL BE THE COMPANY'S MAIN CHANNEL FOR MARKETING ITS PRODUCT LINE, ANY SIGNIFICANT CHANGES TO THE INTERNET'S EXISTING COMMUNICATIONS INFRASTRUCTURE WILL AFFECT OUR ABILITY TO MARKET PRODUCTS AND COULD CAUSE THE BUSINESS TO FAIL.

Any unreliability in, or significant changes to, the Internet infrastructure would have a negative impact upon our business. Our website will be the initial tool we will use in our sales process and our success depends upon our ability to use the Internet to freely display, promote and sell our products.

Also, our website could be subject to malicious attacks by hackers and software viruses. These attacks or viruses could render our website inoperable for a considerable amount of time. We may not have the financial means or technical know-how to protect our website from such attacks or to recover from such an attack. Any long term interruption of Internet service, or interference with our website, would have a negative impact on our ability to fulfill our business model and our business could fail as a result.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN PRODUCTS AND SERVICES. WE MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF OUR PRODUCTS AND SERVICES.

A significant aspect of the company's strategy is to purchase its products overseas, mainly in Mainland China. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply and availability from foreign factories, longer than anticipated delivery cycles, supply chain and transportation disruptions, political instability and fluctuations in currency exchange rates.

One or more of such factors could have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

Risks Related to the Company's Market and Strategy
--------------------------------------------------

WE HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

We were incorporated on July 9, 2004. Since our incorporation we have focused on market research and developing the e-commerce operating model for our business. We have not yet initiated our commercial services. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by internet-based businesses and the gift ware industry in general. The continued development of our plush toy products and gift ware services involves significant risks, which our experience, knowledge and good judgment may be unable to overcome. These risks and difficulties include, but are not limited to, our unproven business model, our lack of sufficient customers, revenue or cash flow, difficulties we may face in managing rapid growth, our high capital expenditures, and the lack of widespread consumer acceptance of Internet commerce.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and the results of our operations. Unanticipated problems, resulting in material delays in our operations, may occur. Due to the foregoing risk factors, we may be unable to achieve profitable operations.

WE MAY NOT BE SUCCESSFUL IN THE IMPLEMENTATION OF OUR BUSINESS STRATEGY, OR OUR BUSINESS STRATEGY MAY NOT BE SUCCESSFUL. IN EITHER CASE, OUR GROWTH AND OPERATING RESULTS WILL BE IMPEDED AND OUR BUSINESS WILL FAIL.

Our business strategy relies on our ability to source plush toys from Chinese manufacturers and sell these products and our related gift-ware services from our website. Our ability to implement this business strategy is thus dependent on our ability to develop and continually update a functional, user-friendly website through which our products can be sold, procure and maintain licensing agreements with the providers of our products, identify and pursue media through which we will be able to market our products, and manage growth by managing administrative overhead and distribution costs.

THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS.

We anticipate deriving most of our revenues from the sale of our plush products and gift ware services from customers located in the United States of America and Canada. However, since a number of our principal customers may be located in other countries as well, we anticipate that international sales may account for a significant portion of our revenues. We may be unable to manage these operations effectively, compete successfully in international markets, or satisfy the service and support requirements of our customers. Any of these factors could well have a material adverse effect on our business, financial condition, and results of our operations.

AS WE PLAN TO PURCHASE OUR PRODUCTS OVERSEAS, WE ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATION AND REGULATIONS WHICH MAY ADVERSELY AFFECT OUR COMPANY.

A significant aspect of the company's strategy is to purchase its products overseas, mostly in Mainland China. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, political instability and fluctuations in currency exchange rates,

One or more of such factors could have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

THE COMPANY'S INABILITY TO SOURCE VIABLE PRODUCTS MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Plush Mall might not be able to source viable products that will appeal to its target market. Even if the company is capable of locating a viable line of plush toys from China, it faces risks inherit in the ordering and delivery of such products from suppliers located in Asia. These risks include increasing transportation rates, unavailability of cargo containers, supply disruptions and disruptions in the labor market. Further, as each of our product orders will be shipped in a single cargo container, the damage, loss or delay of even a single container would result in a large financial loss to the company. Moreover, the company would have little or no recourse against a Chinese manufacturer that delivered substandard or faulty products. The company could lose its entire investment in ordering such products.

THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

The company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has offices. The company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the company's business, financial condition and results of operation.

The company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses in general.

THE MARKET FOR INTERNET-RELATED  PRODUCTS AND SERVICES IS CHARACTERIZED BY RAPID
TECHNOLOGICAL   CHANGE,   CHANGING   CUSTOMER   NEEDS,   FREQUENT   NEW  PRODUCT
INTRODUCTIONS AND EVOLVING INDUSTRY STANDARDS.

We intend on becoming an Internet based provider of pre-packaged stuffed plush toys and related gift-ware products. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce continually new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. Our success will also partially depend on our ability to develop and expand our website.

THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND LOSE MARKET SHARE AS A RESULT.

The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods for the marketing, sales and distribution of our services and products. The company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may lose its market and sales as a result.

IF WE ARE UNABLE TO ACQUIRE OR RETAIN THE NECESSARY WEB DOMAIN NAMES, OUR BRAND AND REPUTATION COULD BE DAMAGED AND WE COULD LOSE CUSTOMERS.

We may be unable to acquire or maintain web domain names relating to our business in the United States and other countries in which we may conduct business. As a result, we may be unable to prevent third parties from acquiring and using domain names relating to our brand. Such use could damage our brand and reputation and take customers away from our website. We currently hold the domain name "plushmall.com". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the current exclusive registrar for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Such changes in the United States are expected to include a transition from the current system to a system which is controlled by a non-profit corporation and the creation of additional top-level domains. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.

OUR NET SALES COULD DECREASE IF WE BECOME SUBJECT TO SALES AND OTHER TAXES.

Our business model and the planned design of our e-commerce systems do not anticipate that we will be required to collect sales and other taxes from our customers. However, a number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of goods and services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulations in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results and financial condition.

If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. Currently, we are not be required to collect sales or other similar taxes for the physical shipments of goods into states other than Nevada. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us. In addition, any new operation in states outside Nevada could subject our shipments in such states to state sales taxes under current or future laws. If we become obligated to collect sales taxes, we will need to update our system of processing customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades would increase our operating expenses. In addition, our customers may be discouraged from purchasing products from us because they have to pay sales tax, causing our net sales to decrease. As a result, we may need to lower prices to retain these customers.

Risks Related to Investing in Our Industry
------------------------------------------

AS THE COMPANY'S PRODUCTS ARE INTENDED FOR THE GIFT WARE INDUSTRY, A DOWNTURN IN THIS INDUSTRY WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company's products and services are marketed to traditional purchasers of giftware. Giftware is a luxury item, purchases of which are typically discretionary. Since the market for luxury goods are the hardest hit markets in an economic downturn, a reduction in consumers' disposable income would lead to a significant downturn in the gift ware market and would significantly affect the company's ability to conduct its business and achieve profitability.

                               GENERAL COMPETITION

The company has identified a market opportunity for the online sales of plush products and gift services. However, competitors may enter the gift ware market with new kinds of products (for example, electronic toys) that are more popular with gift buyers than plush toys, thus rendering our services and products obsolete. There may be companies in certain vertical markets, such as the gift ware sales industry, that are better financed and have long standing business relationships with our primary potential customers. There can be no guarantee that the company will be able to secure the business of these pre-existing competitive accounts.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that constitute "forward-looking statements", within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the gift-ware and e-commerce sales industry. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions, or words which, by their nature, refer to future events. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be deemed "forward-looking statements". Forward-looking statements are based upon expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those Plush Mall anticipates.

The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory changes in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.

In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and maintaining our electronic loan management systems, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                              AVAILABLE INFORMATION

Plush Mall filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Plush Mall, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.
                                 USE OF PROCEEDS

Plush Mall will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Plush Mall and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.05 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on July 9, 2004. The company's sole officer and director paid as low as $0.001 per share, a difference of $0.049 per share lower than the share price in this offering.

                            SELLING SECURITY HOLDERS

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. The company is not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: As of the date of this Prospectus, Mr. Lorne Reicher, our sole officer and
director,   owns  7,000,000  common  shares,  which  are  subject  to  Rule  144 restrictions.


The percentages determined in these calculations are based upon 10,200,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after the public offering:

------------------------- ------------ ---------- --------------------- ------------------ --------------
Name and Address of       Ownership    Before     Total                 Total Shares       Shares  %
Beneficial Owners of      Before       Offering   Offered For Sale      After Offering     Owned After
Common Stock              Offering     (1)                                                 Offering
------------------------- ------------ ---------- --------------------- ------------------ --------------
Flois Aranas              100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Heidi Hoi Man Chan        120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Sara Wai Kuen Chan        120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Daljeet K. Chauhan        80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Inderjit Dadwan           80,000       .98%       80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Steve Dong                100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Dillon Emmons             100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Neal Ewers                80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Treslyn Fleary            80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
John Fung                 100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Mary Jang                 120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Norman Jew                100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Murray Johnston           100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Lydia Lau                 100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Dion M. Lowe              100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Jerry Lowe                100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Nevin Mah                 80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Raymond Wai Phu           120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Kyron Scott               80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Xiang Yi Sun              100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Anthony Tai               100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Jai-Fang Tang             120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------

------------------------- ------------ ---------- --------------------- ------------------ --------------
Name and Address of       Ownership    Before     Total                 Total Shares       Shares  %
Beneficial Owners of      Before       Offering   Offered For Sale      After Offering     Owned After
Common Stock              Offering     (1)                                                 Offering
------------------------- ------------ ---------- --------------------- ------------------ --------------
Bahadur Singh Vinning     80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Kulwant K. Vinning        80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Sukhvinder Vinning        80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Amy Wang                  120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Richard Williams          80,000       .784%      80,000                0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Henry Wong                120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Henry Wong                120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Warren Wong               100,000      .98%       100,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Silvia Wong               120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------
Zukang Xu                 120,000      1.176%     120,000               0                  0%
------------------------- ------------ ---------- --------------------- ------------------ --------------

(1) Based on 10,200,000 common shares outstanding prior to the primary offering

            Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.
            --------------------------------------------------------------------

As a group, the 32 selling security holders are hereby registering 3,200,000 common shares. After the effective date of this registration statement, they may sell theses shares at any price or time.

The shares were acquired in March 2006. We issued a total of 3,200,000 common shares for consideration of $16,000, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Plush Mall undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Plush Mall will not receive any of the proceeds from such sales. Plush Mall is bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, none of the selling security holders has either (1) had a material relationship with Plush Mall, other than as a shareholder as noted above, at any time since inception, July 9, 2004, or (2) ever been an officer or director of Plush Mall.

                              PLAN OF DISTRIBUTION

The selling security holders are registering 3,200,000 shares of common stock for possible resale at the price of $0.05 per share. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 32% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Plush Mall will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.05 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, Plush Mall's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, Plush Mall will file a post-effective amendment to this Registration Statement and to file the agreement as an exhibit to the amended Registration Statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

     (a) the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and
     (b) any discounts, commissions, and other items constituting compensation from the selling security holders, and
     (c) any discounts, commissions, or concessions allowed, realized or paid to dealers, and
     (d) the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling security holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Plush Mall has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Plush Mall will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated by any party.


                                   MANAGEMENT
Officers and Directors

Our sole officer and director is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present sole officer and director is set forth below:

        Name and Address         Age                   Position(s)
        ----------------         ---                   -----------

Lorne Reicher                    50      President, Secretary / Treasurer, Chief
7958 11th Avenue,                        Financial Officer,  and Chairman of the
Burnaby, BC Canada  V3N 2N6              Board of Directors.


The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officer and Director

Mr. Lorne Reicher, age 50, is our sole officer and director. Over the past 25 years, Lorne Reicher has managed several major sales and marketing programs. Mr. Reicher's experience spans catalog sales, marketing goods and services, marketing online education and successfully managing the franchising department of a major Canadian department store chain, Hartco Enterprises.

From September 2002 to present, Mr. Reicher was sales manager for Counterpath Solutions, Inc., a company specializing in voice over the Internet protocol telephony services and products, where he developed sales programs and international distribution channels.

From October 1999 to March 2002, Mr. Reicher was Vice President of Operations for Eduverse, marketing software for teaching English as a second language and online ESL instruction.

Mr. Reicher started in the computer and high tech industry in 1976 where he designed and implemented an image based marketing campaign to increase awareness and service which effectively increased Wizard Computer Systems' sales by over 500% in 3 years.

Throughout Mr. Reicher's management career, he has consistently brought innovation and profitability to the companies he has worked for. Mr. Reicher has also demonstrated a facility with entrepreneurship, having successfully created and managed The Penny Group, having sold his interest in this innovative enterprise for several times his original investment.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict of interest between Mr. Reicher's current position with Counterpath Solutions, Inc. and his involvement in Plush Mall.

                             EXECUTIVE COMPENSATION
Summary of Compensation

Plush Mall has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on July 9, 2004 through August 31, 2006. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to August 31, 2006. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
                                                                      Long-Term Compensation
                                  Annual Compensation                 Awards        Payouts
(a)            (b)        (c)     (d)       (e)            (f)        (g)           (h)        (i)

                                                                      Securities
                                                                      Restricted
                                            Other          Under      Shares or                Other
                                            Annual         Options/   Restricted               Annual
Names Executive                             Compensation   SARs       Share         LTIP       Compensation
Officer and    Year       Salary  Bonus                    Granted    Units         Payouts
Principal      Ended      (US$)   (US$)     (US$)          (#)        (US$)         (US$)      (US$)
Position
Lorne Reicher  2005       0       0         0              0          0             0          0
President

We have did not pay any salaries in 2005 or 2006. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

At this time, Plush Mall has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

Mr. Reicher, our sole officer and director, is currently our only employee and the only stockholder to own 5% or more of Plush Mall's total number of outstanding shares. Thus, the following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, key employees (individually and as a group) and the present owners of 5% or more of our total outstanding shares. The table also reflects this ownership assuming the completion of the sale of all of the shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address                    Number of Shares     Number of Shares    Percentage of
Beneficial Ownership [1]            Before the offering  After offering      Ownership After the
                                                         Assuming all of the offering Assuming
                                                         Shares are Sold     all of the Shares
                                                                             are Sold
Lorne Reicher,                      7,000,000            7,000,000           68%
7958 11th Avenue, Burnaby,
British Columbia, Canada
V3N 2N6

All Officers and Directors          7,000,000            7,000,000           68%
as a Group (1 person)

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Reicher is the only "promoter" of our company.

Future Sales by Existing Stockholders

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. The shares were acquired on March 31, 2006. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing March 31, 2007, one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of Plush Mall's common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES
Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors,
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs,
* have neither preemptive, subscription or conversion rights, nor redemption or sinking fund provisions or rights, and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 68% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through
78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents.
Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reporting

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time as a transfer agent is retained, Plush Mall will act as its own transfer agent.

Stock Option Plan

The Board of Directors of Plush Mall has not adopted a stock option plan. The company has no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board, or a committee appointed by the board. The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Plush Mall may develop an incentive based stock option plan for its sole officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.
Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                             DESCRIPTION OF BUSINESS

Company History

Plush Mall, Inc. is a development stage company, incorporated on July 9, 2004 in the State of Nevada to engage in the importation, sales, and distribution of plush toys and related giftware products and e-commerce services.

Other than the business licenses required to incorporate in Nevada, no government approval is presently necessary for our business. Plush Mall is unaware of any significant government regulations that may have an impact upon its proposed business.

Plush Mall has not incurred any significant research and development costs, and thus does not expect to pass any such costs on to our prospective customers.

Management believes that the plush toy gift-ware market is poised for growth. This opinion is based upon managements own research regarding online gift-ware businesses. However, individuals should evaluate for themselves this industry's prospects, as the future of e-commerce is uncertain and is subject to numerous factors outside our control which may materially alter management's outlook for the industry.

Plush Mall has provided the following information concerning the company and its business for inclusion in this offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements". Please see the section of this prospectus entitled "Forward Looking Statements".

Company Description

Plush Mall intends to import and sell plush toys and related giftware products and services through its website and by other means as determined by our market research. The focus of the company will be to take advantage of the North American gift giving industry that is centered around annual holidays such as Christmas, Valentines Day, Easter, and Mother's Day, as well as other holidays. We will design our website to be responsive to approaching holidays by displaying and offering gift packages specific to each holiday.

Our principal business activities will include creating and maintaining an online store/website where customers can preview and purchase our products. Our principal products will be plush toys and stuffed animals that we source from manufacturers in the Peoples Republic of China. Our target market is comprised of young families and adults under 45 years of age, who typically purchase holiday gifts several times a year.

Plush Mall plans on entering the gift-ware segment of this global market with a unique "holiday centric" e-commerce marketing strategy, taking advantage of the holiday gift market in North America. Our website will allow consumers to package, purchase, gift-wrap and arrange for the delivery of their selections of plush toys (and other related products that we may choose to add over time). We will design packages - including baskets, toy boxes and brightly colored plastic pails - for specific holiday seasons. We will offer packages in various sizes and at various prices. The products will be aggregated in small, medium and large packages and the selected gift package will stipulate the allowable mix. For example, a smaller package may allow the choice of one medium size plush toy and 3 small toys, while a larger package may have 1 large, 3 medium and 7 small items.

The website will incorporate e-commerce shopping cart capabilities that allow consumers to choose their products through an easy-to-use and enjoyable interface and then proceed to a secure checkout where their payment information will be entered and their order processed. We intend to create an enjoyable online shopping experience. Individual plush toys can be viewed in larger photos and these images will include everyday items to provide a sense of scale and give the customer an idea of the relative size of each item. Information regarding the length, width and weight of individual items will be provided to assist customers in choosing items for purchase. Our web site will be designed to allow consumers to watch their container fill up as they choose the toys that go in it. Customers will have the ability to remove a toy from the container and replace it with another before proceeding to checkout. We also anticipate offering gift certificates so that customers can pre-purchase a package, allowing the recipient to choose their container and the contents online.

As we generate revenues we intend to further develop our website and expand our line of products. A significant portion of all revenues will be re-invested in marketing our online store. If we generate significant traffic to our website, we may choose to incorporate banner advertising programs to create a secondary revenue stream.


Market Opportunity

Global sales of stuffed plush toys totaled approximately $1.54 billion in 2005, up from $1.51 billion in 2003. Plush Mall plans on entering the gift-ware segment of this global market with a unique "holiday centric" marketing strategy, taking advantage of the holiday gift market in North America.
Consumers spend on average more than $2000 each year over the 7 major holidays and 12 gifting occasions (birthdays, anniversaries, weddings, etc.). The major gift giving holidays include Christmas, Valentine's Day, Easter, and Mother's Day. According to Unity Market Research, plush toys rank 4th behind flowers, candles and jewelry as the most popular type of holiday gift.


Product Description

Our products will include plush toys, stuffed animals and related novelties, gift cards and tags.


Competitive Advantages

Plush Mall intends to distinguish itself from established giftware houses by virtue of its user friendly online transaction services and by offering personalized gift wrapping services. Plush Mall's holiday-centric approach to its website sales will be responsive to the needs of gift givers. We also intend to provide same or next day delivery, including the option of expedited delivery, to accommodate the needs of last minute shoppers.

Marketing

Since our sales are online, we will endeavor to reach online purchasers largely through banner advertising and opt-in direct marketing campaigns. We will also conduct ongoing market research to find the best opportunities for reaching our intended audience.


Staffing

As of August 31, 2006 Plush Mall has no permanent staff other than its sole officer and director, Mr. Lorne Reicher. Mr. Reicher is employed full time elsewhere, but has the flexibility to work on Plush Mall up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present.


Employees and Employment Agreements

At present, Plush Mall has no employees other than its current sole officer and director, Mr. Reicher, who has not been compensated. There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's sole officer and director.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

Company Overview

We are a development stage company recently organized to import and market plush toys and related products primarily to the North American marketplace. We have not yet generated or realized any revenues from our business operations.

From inception to August 31, 2006 the company's business operations have primarily been focused on developing an executive e-commerce marketing strategy, along with industry market research and competitive analysis. We have also researched the raising of capital through the private placement of common shares, and dedicated time to the preparation of its registration statement, including accounting and auditing.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business unless, over the next 12 months, we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin sourcing and selling our products. Accordingly, over the twelve month period beginning on the effective date of this registration statement, we must raise cash, from sources other than the sale of our product line, to implement our business strategy and stay in business. If we are successful in raising funds over the next 12 months, our success or failure will then be determined by our ability to source our plush products, develop our website and e-commerce systems and begin our sales process.

As of August 31, 2006, Plush Mall had $9,602 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our e-commerce systems and marketing campaign and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering in the works at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Plush Mall is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in Plush Mall having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because Plush Mall is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Plush Mall cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in Plush Mall's common stock would lose all of their investment.

Plush Mall does not anticipate any further research of any products or services. Plush Mall does not expect the purchase or sale of plant or any significant equipment, and Plush Mall does not anticipate any change in the number of our employees. Plush Mall's current material commitments include the total costs of the planned offering as provided herein estimated at $4,867.

Plush Mall has no current plans, preliminary or otherwise, to merge with any other entity.

Plan of Operation

Over the next 12 months after this registration statement becomes effective the company must raise capital and start sourcing its products. The company must hire an independent third party service provider to develop our web site in order to display our products, hire commission sales staff and begin a sales and marketing activities.

The company anticipates it will be able to begin sourcing products within 120 days of the date upon which this registration statement becomes effective. During this time period, Management must decide which factories in China to visit to purchase product samples and negotiate the pricing and delivery schedule for the chosen products. Once the company has identified its candidate suppliers, our sole officer and director will travel to Asia and visit these product manufacturers. The company anticipates it will take possession of its initial product samples within 180 days of the effective date of this registration statement. The company anticipates the cost of travel and initial sample orders to be $20,000.00.

Concurrently with our arrangements for the physical delivery of our initial product samples, we will hire an independent third party service provider to develop a website to display our product line to prospective customers. The company anticipates that the web site will cost $10,000 to build and place online. We anticipate that the web site could be functional within approximately 270 days the effective date of this registration statement.

The company intends to hire a commission sales person to begin its sales and marketing efforts. We anticipate that we will hire this commission sales person within approximately 270 days of the date upon which this registration statement becomes effective. The company anticipates the costs of its sales and marketing efforts to be $10,000 and the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. We anticipate that we will complete initial product sales within 360 days of the date this registration statement becomes effective.

If we can source a desirable product line for purchase at acceptable prices and we receive a positive reaction from our potential customers, we will attempt to raise money through a private placement, public offering or through loans to purchase additional inventory or finance large product orders.

At present, our sole officer and director is unwilling to make any commitment to loan us any funds, but may reconsider if we source desirable products at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our product sourcing or marketing efforts because we don't have enough money, we will cease our sourcing, marketing and web site design operations until we raise money. Attempting to raise capital after failing in any phase of our promotional product-sourcing plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product sourcing. Once the company has obtained its Internet domain, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties and has not entered into any long term lease or rental agreements for property. The company currently rents shared office space on a monthly basis, located at 2764 Lake Sahara Drive, Suite 111, Las Vegas, NV 89117. Our telephone number is (702)
938-3656 and our fax number is (702)  838-5130.  The company  believes  that its present office facilities are sufficient to accommodate its business requirements up to and until such a time that it begins operations.

                              CERTAIN TRANSACTIONS

Lorne Reicher, our sole officer and director, has not received, and will not receive, anything of value, directly or indirectly, from the company. Moreover, the company has not received, and will not receive, any assets or other consideration from Mr. Reicher, other than those managerial services he is required to perform as our sole officer and director.

On March 31, 2006, we issued a total of 7,000,000 shares of common stock to Lorne Reicher, our sole officer and director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock.

On March 31, 2006, we issued a total of 3,200,000 shares of common shares to a total of 32 shareholders for a total consideration of $16,000, which was accounted for as a purchase of common stock.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to August 31, 2006 have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1500 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

James N. Barber, Attorney at Law, 50 West Broadway, Suite 100, Bank One Tower, Salt Lake City, Utah 84101 has acted as our legal counsel. Mr. Barber has opined upon the legality of the 3,200,000 shares of common stock being registered on behalf of the selling security holders by way of this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is February 28th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

FINANCIAL STATEMENTS                                               Page
Auditors Report                                                    F-2
Balance Sheets                                                     F-3
Statements of Operations                                           F-4
Statement of Stockholders' Equity                                  F-5
Statements of Cash Flows                                           F-6
Notes to the Financial Statements                                  F7-F9

                                Plush Mall, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 August 31, 2006









REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                   F-2

BALANCE SHEETS                                                            F-3

STATEMENTS OF OPERATIONS                                                  F-4

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                               F-5

STATEMENTS OF CASH FLOWS                                                  F-6

NOTES TO FINANCIAL STATEMENTS                                             F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Plush Mall, Inc.

We have audited the accompanying balance sheets of Plush Mall, Inc. (a development stage company) as of August 31, 2006, February 28, 2006, and February 28, 2005 and the statements of operations, stockholders' equity (deficit) and cash flows for the six months ended August 31, 2006, the year ended February 28, 2006, period from July 9, 2004 (date of inception) to February 28, 2005 and the period from July 9, 2004 (date of inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Plush Mall, Inc. as of August 31, 2006, February 28, 2006 and February 28, 2005 and the statements of operations, stockholders' equity (deficit) and cash flows for the six months ended August 31, 2006, the year ended February 28, 2006, period from July 9, 2004 (date of inception) to February 28, 2005 and the period from July 9, 2004 (date of inception) through August 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DMCL
--------------------------------------
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
November 15, 2006


                                PLUSH MALL, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                             August 31,    February 28,   February 28,
                                                                                2006           2006            2005
                                                                             ----------    ------------   ------------
                                           ASSETS

CURRENT ASSETS
   Cash                                                                     $     9,602    $      --      $      --
   Prepaid Expenses                                                               1,200           --             --
                                                                            -----------    -----------    -----------

                                                                            $    10,802    $      --      $      --
                                                                            ===========    ===========    ===========



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                 $       400    $      --      $      --
   Due to related parties (Note 5)                                                3,099          3,099          1,699
                                                                            -----------    -----------    -----------
                                                                                  3,499          3,099          1,699
                                                                            -----------    -----------    -----------
CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
   Capital stock (Note 3)
   Authorized
      75,000,000 shares of common stock, $0.001 par value,
   Issued and outstanding
      10,200,000 shares of common stock (February 28, 2006 and 2005: nil)        10,200           --             --
   Additional paid-in capital                                                    12,800           --             --
   Deficit accumulated during the development stage                             (15,697)        (3,099)        (1,699)
                                                                            -----------    -----------    -----------

                                                                                  7,303         (3,099)        (1,699)
                                                                            -----------    -----------    -----------

                                                                            $    10,802    $      --      $      --
                                                                            ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                PLUSH MALL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                                 Cumulative
                                                                                                                 results from
                                                                                                July 9, 2004    July 9, 2004
                                                                    Six months                    (date of        (date of
                                                                     ended        Year ended    inception) to   inception) to
                                                                    August 31,    February 28,   February 28,     August 31,
                                                                       2006          2006            2005           2006
                                                                   -----------    -----------    -----------    -----------
  GENERAL AND ADMINISTRATIVE EXPENSES
   Office and general                                              $     5,598    $     1,400    $     1,035    $     8,033
   Professional fees                                                     7,000           --              664          7,664
                                                                   -----------    -----------    -----------    -----------
                                                                        12,598          1,400          1,699         15,697
                                                                   -----------    -----------    -----------    -----------

NET LOSS                                                           $   (12,598)   $    (1,400)   $    (1,699)   $   (15,697)
                                                                   ===========    ===========    ===========    ===========




BASIC AND DILUTED LOSS PER SHARE                                   $     (0.00)   $     (0.00)   $     (0.00)   $     (0.00)
                                                                   ===========    ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND
DILUTED                                                              8,536,957           --             --             --
                                                                   ===========    ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                PLUSH MALL, INC.
                          (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

     FOR THE PERIOD FROM JULY 9, 2004 (DATE OF INCEPTION) TO AUGUST 31, 2006

                                                                                            Deficit
                                                          Common Stock                    Accumulated
                                                   -----------------------    Additional    During the
                                                    Number of                  Paid-in    Development
                                                     shares       Amount       Capital       Stage        Total
                                                   ----------   ----------   ----------   ----------    ----------
Balance, July 9, 2004                                    --     $     --     $     --     $     --      $     --

Net loss                                                 --           --           --         (1,699)       (1,699)
                                                   ----------   ----------   ----------   ----------    ----------

Balance, February 28, 2005                               --           --           --         (1,699)       (1,699)

Net loss                                                 --           --           --         (1,400)       (1,400)
                                                   ----------   ----------   ----------   ----------    ----------

Balance, February 28, 2006                               --           --           --         (3,099)       (3,099)

Common stock issued for cash at $0.001 per share
March 31, 2006                                      7,000,000        7,000         --           --           7,000
Common stock issued for cash at $0.005 per share
March 31, 2006                                      3,200,000        3,200       12,800         --          16,000

Net loss                                                 --           --           --      (12,598))       (12,598)
                                                   ----------   ----------   ----------   ----------    ----------

Balance, August 31, 2006                           10,200,000   $   10,200   $   12,800   $  (15,697)   $    7,303
                                                   ==========   ==========   ==========   ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                PLUSH MALL, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                                    July 9,
                                                                                                  2004 (date     Cumulative
                                                                                                      of          results from
                                                                      Six months    Year ended     inception)     July 9, 2004
                                                                        ended       February 28,      to           (date of
                                                                       August 31,      2006      February 28,     inception) to
                                                                         2006                        2005        August 31, 2006
                                                                     -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                           $   (12,598)   $    (1,400)   $    (1,699)   $   (15,697)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
      Prepaid                                                             (1,200)          --             --           (1,200)
     Accounts payable and accrued liabilities                                400           --             --              400
                                                                     -----------    -----------    -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                                    (13,398)        (1,400)        (1,699)       (16,497)
                                                                     -----------    -----------    -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                                        23,000           --             --           23,000
   Related parties advances                                                 --            1,400          1,699          3,099
                                                                     -----------    -----------    -----------    -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                 23,000          1,400          1,699         26,099
                                                                     -----------    -----------    -----------    -----------

NET INCREASE IN CASH                                                       9,602           --             --            9,602

CASH, BEGINNING                                                             --             --             --             --
                                                                     -----------    -----------    -----------    -----------

CASH, ENDING                                                         $     9,602    $      --      $      --      $     9,602
                                                                     ===========    ===========    ===========    ===========



Supplemental disclosures with respect to cash flows:

  Interest paid                                                      $      --      $      --      $      --      $      --
                                                                     ===========    ===========    ===========    ===========

  Income taxes paid                                                  $      --      $      --      $      --      $      --
                                                                     ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                PLUSH MALL, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                 AUGUST 31, 2006
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS
--------------------------------------------------------------------------------

Plush Mall, Inc. ("Plush Mall") is in the initial development stage. The Company was incorporated on July 9, 2004 in the State of Nevada. The Company intends to import and sell plush toys and other related products through its website and by other means as determined by the Company's market research. The focus of the Company will be to take advantage of the North American gift giving industry that is centered on annual holidays. The Company's principal business activities will include creating and maintaining an online store/website where customers can preview and purchase its products. The principal products will be plush toys and stuffed animals that are sourced in the Peoples Republic of China.

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $15,697. The Company requires additional funding to meet its ongoing obligations and operating losses. The ability of the Company to continue as a going concern is dependant on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issued shares and a private placement offering for up to 10,000,000 shares at $0.005 per share. As of August 31, 2006, the Company had sold 10,200,000 shares and had received $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $0.001 per share for total proceeds of $7,000 and 3,200,000 shares were issued at $0.005 per share for total proceeds of $16,000 pursuant to the private placement offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share
The Company computes loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations

--------------------------------------------------------------------------------
Website Development Costs
The Company has adopted the provisions of EITF 00-2, "Accounting for Web Site Development Costs," and AICPA SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase, including costs of acquiring content, are expensed as incurred. The Company has not currently incurred any significant development costs relating to its operational websites.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodogies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning March 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

--------------------------------------------------------------------------------
NOTE 3 - CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. As at August 31, 2006, the Company has not granted any stock options and has not recorded any stock-based compensation.

In March 2006, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totaling $7,000.

Private Placement
On March 31, 2006, the Company issued a private placement offering for up to 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of August 31, 2006, the Company had sold 3,200,000 shares and had received $16,000 in proceeds from the sale of the Company's common stock.

NOTE 4 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

As of August 31 2006, a director of the Company advanced $3,099 (February 28, 2006 - $3,099; February 28, 2005 - $1,699) to the Company. The amounts payable are unsecured, non-interest bearing with no set terms of repayment.

NOTE 5 - INCOME TAXES
--------------------------------------------------------------------------------
As of August 31, 2006, the Company had net operating loss carry forwards of approximately $15,000 that may be available to reduce future years' taxable income and will expire commencing 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Our auditors are the firm of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, operating from their offices in Vancouver, British Columbia, Canada. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.


               Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution


The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

Legal and Accounting                                 2,500
SEC Filing Fee                                          17.20
Printing                                               250
                                                   ----------
Transfer Agent                                        2,100
                                                   ----------
TOTAL                                              $ 4,867
                                                   ----------

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Plush Mall is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of March 31, 2006, we had issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000. In addition, as of March 31, 2006, we had issued 3,200,000 common shares for total consideration of $16,000 to a total of 32 registered shareholders, all of whom reside outside the United States.

Plush Mall is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On March 31, 2006 we issued 7,000,000 common shares to Lorne Reicher, our sole officer and director, at an offering price of $0.001 per share for gross offering proceeds of $7,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Mr. Reicher is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On March 31, 2006 we issued a total of 3,200,000 common shares to 32 shareholders at an offering price of $0.005 per share for gross offering proceeds of $16,000 in offshore transactions pursuant to Rule 903 of Regulation S of the Securities Act of 1933. None of the shareholders are U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

March 31, 2006

Plush Mall issued 7,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share.

March 31, 2006

Plush Mall issued 3,200,000 common shares to thirty-two (32) individual investors for cash proceeds of $0.005 per share.

We issued the foregoing restricted shares of common stock to the above named thirty three (33) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Carlateral. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

(b) Use of proceeds

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.


                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

================================================================================
Exhibit No.  Document Description
================================================================================
3.1          Articles of Incorporation of Plush Mall, Inc.
================================================================================
3.2          Bylaws of Plush Mall, Inc.
================================================================================
4.1          Specimen Stock Certificate of Plush Mall, Inc.
================================================================================
5.1 Opinion of James N. Barber regarding the legality of the securities being registered.
================================================================================
23.1         Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants
================================================================================

Description of Exhibits
-----------------------

Exhibit 3.1
-----------

Articles of Incorporation of Plush Mall, Inc., dated July 9, 2004.

Exhibit 3.2
-----------

Bylaws of Plush Mall, Inc., approved and adopted on July 12, 2004.

Exhibit 4.1
-----------

Specimen Stock Certificate of Plush Mall, Inc.

Exhibit 5.1
-----------

Opinion of James N. Barber, Attorney at Law, 50 West Broadway, Suite 100, Bank One Tower, Salt Lake City, Utah 84101, dated November 30, 2006, regarding the legality of the securities being registered.

Exhibit 23.1
------------

Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1500 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated November 29, 2006 regarding the use in this Registration Statement of their report of the auditors and financial statements of Plush Mall, Inc. for the period ending August 31, 2006.

                                  UNDERTAKINGS

Presently, our sole officer and director is not covered by liability insurance. However, Plush Mall's Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, officer, or director of Plush Mall exists which would affect his liability in that capacity.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the officers, directors, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such officer, director, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

        a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, or any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2. The registrant certifies further that it has authorized this registration statement and duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 30th day of November, 2006.

Plush Mall, Inc.

/s/ Lorne Reicher
----------------------
Lorne Reicher
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Lorne Reicher, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Lorne Reicher                                         November 30, 2006
----------------------
Lorne Reicher
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer